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As filed with the Securities and Exchange Commission on January 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALLIED MOTION TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	84-0518115
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

23 Inverness Way East, Suite 150
Englewood, Colorado 80112
(Address of Principal Executive Offices, including Zip Code)

Allied Motion Technologies Inc. Year 2000 Stock Incentive Plan, as amended
(Full Title of the Plan)

Richard D. Smith, Chief Executive Officer
Allied Motion Technologies Inc.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
(Name and Address of Agent for Service)

(303) 799-8200
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
James J. Tanous, Esq.
Jaeckle Fleischmann & Mugel, LLP
12 Fountain Plaza
Buffalo, New York 14202
(716) 856-0600

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, no par value	400,000	$7.00	$2,800,000.00	$329.56

(1)
Determined in accordance with Rule 457(h)(1) and 457(c) under the Securities Act of 1933 based on the average of the high and low reported sales prices on January 21, 2005.

REGISTRATION OF ADDITIONAL SECURITIES

        Allied Motion Technologies Inc. (the "Company") filed with the Securities and Exchange Commission a registration statement on Form S-8 (File No. 333-55344) relating to shares of the Company's common stock, no par value per share ("Common Stock") to be offered and sold under the Allied Motion Technologies Inc. Year 2000 Stock Incentive Plan, as amended (the "Plan"). The content of such prior registration statement is incorporated by reference in this registration statement. The Company is hereby registering an additional 400,000 shares of Common Stock issuable under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The Company hereby incorporates by reference into this registration statement the following documents filed by it with the Securities and Exchange Commission:

  •
  The Company's Annual Report on Form 10-K for the year ended December 31, 2003.

  •
  The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

  •
  The Company's Current Reports on Form 8-K dated December 8, 2004, September 16, 2004, August 26, 2004, May 17, 2004 and February 11, 2004.

        In addition, all documents which the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on January 24, 2005.

ALLIED MOTION TECHNOLOGIES INC.
By:	/s/ RICHARD D. SMITH Richard D. Smith Chief Executive Officer and Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene E. Prince and Richard D. Smith, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EUGENE E. PRINCE Eugene E. Prince	Director and Chairman of the Board	January 24, 2005
/s/ RICHARD D. SMITH Richard D. Smith	Director, Chief Executive Officer and Chief Financial Officer	January 24, 2005
/s/ DELWIN D. HOCK Delwin D. Hock	Director	January 24, 2005
/s/ GRAYDON D. HUBBARD Graydon D. Hubbard	Director	January 24, 2005
/s/ GEORGE PILMANIS George Pilmanis	Director	January 24, 2005
/s/ MICHEL ROBERT Michel Robert	Director	January 24, 2005

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Jaeckle Fleischmann & Mugel, LLP as to the legality of the securities being registered (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibit 5).
24	Power of Attorney (included on signature page).

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REGISTRATION OF ADDITIONAL SECURITIES
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
SIGNATURES
EXHIBIT INDEX